AMENDMENT NO. 25

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that the Investment Advisory Agreement between TFL and TSF dated April 10, 2002, as may be amended from time to time (the “Agreement”), is hereby amended this 18th day of November, 2025, to reflect the following changes to Schedule I: (i) amended fee schedule for Thrivent Healthcare Portfolio effective April 30, 2026. A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ Michael W. Kremenak
Michael W. Kremenak
President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Sarah L. Bergstrom
Sarah L. Bergstrom
Vice President, Chief Accounting Officer/Treasurer – Mutual Funds

SCHEDULE I

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Money Market Portfolio

$0-$1.5 billion	0.25%
More than $1.5 billion	0.20%

Thrivent All Cap Portfolio

$0-$250 million	0.55%
More than $250 million	0.50%

Thrivent Large Cap Value Portfolio

$0-$2.5 billion	0.60%
More than $2.5 billion	0.55%

Thrivent Short-Term Bond Portfolio

0.40%

Thrivent Small Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Mid Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Global Stock Portfolio

$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Real Estate Securities Portfolio

$0-$500 million	0.75%
More than $500 million	0.70%

Thrivent Dynamic Allocation Portfolio

$0-$500 million	0.55%
More than $500 million but not over $1 billion	0.50%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Conservative Allocation Portfolio

0.40%

Thrivent Government Bond Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Multisector Bond Portfolio

$0-$500 million	0.50%
More than $500 million	0.45%

Thrivent Aggressive Allocation Portfolio

$0-$5 billion	0.70%
More than $5 billion but not over $10 billion	0.675%
More than $10 billion	0.65%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Aggressive Allocation Portfolio

$0-$500 million	0.70%
More than $500 million but not over $2 billion	0.675%
More than $2 billion but not over $5 billion	0.65%
More than $5 billion but not over $10 billion	0.625%
More than $10 billion	0.60%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderate Allocation Portfolio

$0-$500 million	0.65%
More than $500 million but not over $2 billion	0.625%
More than $2 billion but not over $5 billion	0.60%
More than $5 billion but not over $10 billion	0.575%
More than $10 billion	0.55%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Conservative Allocation Portfolio

$0-$500 million	0.60%
More than $500 million but not over $2 billion	0.575%
More than $2 billion but not over $5 billion	0.55%
More than $5 billion but not over $10 billion	0.525%
More than $10 billion	0.50%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent International Equity Portfolio

$0-$250 million	0.70%
More than $250 million but not over $1 billion	0.65%
More than $1 billion but not over $1.5 billion	0.625%
More than $1.5 billion	0.60%

Thrivent Emerging Markets Equity Portfolio

$0-$250 million	0.90%
More than $250 million	0.85%

Thrivent Healthcare Portfolio

$0-$250 million	0.80%
More than $250 million	0.75%

Thrivent Small Cap Growth Portfolio

$0-$200 million	0.80%
More than $200 million	0.75%

Thrivent Mid Cap Growth Portfolio

$0-$200 million	0.75%
More than $200 million	0.70%

Thrivent Mid Cap Value Portfolio

$0-$200 million	0.75%
More than $200 million	0.70%

Thrivent ESG Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent International Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%